Exhibit 23(a)







                        CONSENT OF DELOITTE & TOUCHE LLP



We consent to the incorporation by reference in this Registration Statement of HUBCO, Inc. on Form S-4, in connection with the proposed merger of Poughkeepsie Financial Corp. ("PFC") with and into HUBCO, Inc., of our report dated January 24, 1997 appearing in the Annual Report on Form 10-K of PFC for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Stamford, Connecticut

December 12, 1997